CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-85907, 33-56965, 333-16869 and 333-04971) and
in the Registration Statements on Form S-8 (Nos. 333-67175, 333-67173, 333-25837, 33-45900, 33-39529, 33-63732, 33-61240, 33-50369 and 33-52699) of
Crown Cork & Seal Company, Inc. of our report dated March 20, 2000 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 30, 2000